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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NGC CORPORATION

     NGC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring the following amendment of the Restated Certificate of Incorporation of the Corporation to be advisable and recommending the adoption of such amendment by the stockholders of the Corporation.

     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the requisite stockholder approval was obtained by written consent to the following amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL") and prompt notice of taking of corporate action without a meeting has been duly given in accordance with
Section 228(d) of the DGCL.

     THIRD: The Restated Certificate of Incorporation of the Corporation is amended by deleting article First in its entirety and replacing it with a new article First which reads as follows:

          "FIRST. The name of the corporation is 'Dynegy Inc.' (the 'Corporation')."

     FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

     FIFTH: This Certificate of Amendment shall become effective at 5:00 p.m., Eastern Standard Time, on July 6, 1998.

     IN WITNESS WHEREOF, NGC Corporation has caused this Certificate to be signed by C.L. Watson, its Chairman of the Board and Chief Executive Officer, this 6th day of July, 1998.


                                    NGC CORPORATION


                                    By:    /s/  C.L. Watson
                                       --------------------
                                           C.L. Watson
                                           Chairman of the Board and
                                           Chief Executive Officer